Exhibit 10.27

                                    AGREEMENT

                  This Agreement made April 6, 1998 at New York, New York, by and among Prestige Fine Jewelry LLC, a Delaware limited liability company ("Fine") and Prestige Chain, Inc., a New York Corporation ("Prestige"), and Zecki Kochisarli, individually ("Zecki").

                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. Prestige agrees to manufacture, on an exclusive basis for Fine, except as provided below, jewelry consisting of gold and other precious metals in conformity with designs, specifications and other instructions rendered by Fine to Prestige from time to time.

     2. All jewelry manufactured by Prestige for Fine shall utilize Fine's materials to be supplied by Fine to Prestige on an as needed basis as determined by Fine (the "Fine Goods"). All Fine Goods, in all stages of production, shall be segregated and not commingled with goods of Prestige or others. In order to determine the amount of replacement of gold necessary for Fine to supply to Prestige, Prestige shall notify Fine of the amount of materials used or to be used by Prestige in the manufacture of the goods to fill each order and the time necessary to complete the manufacturing process.

     3. Prestige may manufacture jewelry for its own account using its own materials, provided there is insufficient Fine Goods available for such manufacture and provided further, that such jewelry items are sold only to customers in the wholesale business who are listed on Schedule A annexed hereto ("Wholesale Goods"). All of Prestige's gold and other materials provided that used in the manufacture of Wholesale Goods shall be physically segregated from the Fine Goods.

     4. Prices for each item of jewelry manufactured by Prestige for Fine shall be mutually agreed upon prior to manufacture.

     5. Prestige shall properly safeguard all of the Fine Goods, in all stages of production from raw materials, work in process to finished goods and maintain insurance coverage for the Fine Goods naming Fine or its designee as a loss payee, with such insurance carriers covering such risks and in such amounts as Fine deems appropriate.

     6. Zecki represents and warrants that he owns the machinery and equipment listed on Schedule B used in the manufacture of jewelry (the "Machinery") free and clear of all liens and encumbrances and covenants and agrees that he will not hereafter encumber the Machinery or permit to exist any liens or security interests against the Machinery.

     7. When jewelry has been completed in accordance with the purchase order and is ready for shipment to Fine's customers, Prestige shall invoice Fine for services rendered for the manufacture of the jewelry providing for normal payment terms in the jewelry industry. Simultaneously, Fine shall invoice the customer for the price of the finished Fine Goods and Prestige shall arrange for shipment of the finished Fine Goods from its premises to the customer, as agent for Fine.

     8. Any goods returned for any reason shall be returned to Prestige at its manufacturing facilities, shall become part of the Fine Goods and shall be subject to Fine's further instructions as to the disposition of such returned goods.

     9. Fine shall, during normal business hours, have access to all premises maintained by Prestige for the purpose of inspecting the Fine Goods and to review the books and records of Prestige with respect to the Fine Goods and the sales thereof.
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     10. None of parties hereto may assign any of their respective  rights under this Agreement to any third party without the prior written consent of all of the other parties hereto. Any dispute, controversy or claim arising out of or in relation to this Agreement or any modification thereof shall be resolved by arbitration, which shall be held in the City of New York in accordance with the laws of the State of New York and rules then obtaining of the American Arbitration Association.

     11. This Agreement shall be governed by and construed in accordance with the law of the State of New York and each of the parties hereto consent to the jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York for all purposes in connection with any such arbitration.

     IN WITNESS WHEREOF, Zecki has executed these presents and Fine and Prestige have caused these presents to be executed by their proper officers who are duly authorized as of the day and year first above written.

PRESTIGE CHAIN, INC.

By: /s/ Zecki Kochisarli
PRESTIGE FINE JEWELRY, LLC

By: /s/ Anthony DiMatteo

/s/ Zecki Kochisarli
ZECKI KOCHISARLI